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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-90653 and No. 333-95105) of DoubleClck Inc. of our report dated June 27, 2000 relating to the financial statements of the DoubleClick Inc. 401(K) Retirement Savings Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
June 28, 2000